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                                                                    Exhibit 10.2

                             Third Amendment to the
                                Credit Agreement
                         Dated as of September 28, 2001
                            (this "Third Amendment")

     Reference is hereby made to that certain Credit Agreement dated as of March 5, 2001, as amended by the First Amendment thereto dated as of May 22, 2001 and the Second Amendment thereto dated as of August 8, 2001 (as so amended, the "Credit Agreement"), by and between Verizon Investments Inc., a Delaware corporation (the "Lender") and Genuity Inc., a Delaware corporation (the "Borrower" and together with the Lender, the "Parties"). Capitalized terms used in this Third Amendment and not otherwise defined have the meaning ascribed to them in the Credit Agreement.

          WHEREAS, the Parties desire to make certain amendments and modifications to the terms of the Credit Agreement and to enter into certain other agreements, all as specified in this Third Amendment.

          In consideration of the terms and conditions set forth in this Third Amendment, the Parties agree as follows:

1.   Facility. The Parties hereby amend and modify the "Facility" section of the
     --------
     Credit Agreement by deleting the reference to "$1,150,000,000 line of credit (the "Facility")" in its entirety, and replacing it with the following: "$2,000,000,000 line of credit (the "Facility")."

4.   Commitment Period. The Parties hereby amend and modify the "Commitment
     -----------------
     Period" section of the Credit Agreement by deleting the phrase "March 8, 2001 to, but not including, December 31, 2001" in its entirety, and replacing it with the following: "March 8, 2001 to, but not including, the Termination Date (as such term is defined in the Five-Year Agreement)."

5.   Maturity Date. The Parties hereby amend and modify the "Maturity Date"
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     section of the Credit Agreement by deleting the reference to "December 31,
     2001 (the "Maturity Date") in its entirety, and replacing it with the following: "the Termination Date (as such term is defined in the Five-Year Agreement) (the "Maturity Date")."

6.   Availability. The Parties hereby amend and modify the "Availability"
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     section of the Credit Agreement by deleting the phrase "$200,000,000", and replacing it with the phrase "$100,000,000".

7.   Term of Borrowing. The Parties hereby amend and modify the "Term of
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     Borrowing" section of the Credit Agreement by inserting after the word
     "beyond" in the second line thereof the following: "the first to occur of 90 days and".

8.   Interest Rate. The Parties hereby amend and modify the "Interest Rate"
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     section of the Credit Agreement by deleting the phrase "for all amounts borrowed as long as the amounts borrowed do not exceed $1,000,000,000 and LIBO plus 225 basis points per annum for all amounts borrowed, once the amount borrowed is $1,000,000,000 or more but less than or equal to the greatest amount which may be borrowed under the Facility" in its entirety, and replacing it with the following: "during such time that the principal amount borrowed under the Facility shall be less than $1,000,000,000 and LIBO plus 225 basis points per annum during such time that the principal amount borrowed under the Facility shall equal or exceed $1,000,000,000".

9.   Payments. The Parties hereby amend and modify the "Payments" section of the
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     Credit Agreement by deleting the last sentence thereof in its entirety, and replacing it with the following: "If any payment on any borrowing under the Facility is paid for whatever reason on a date other than the last day of the

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     interest period applicable thereto (a "Prepayment"), Borrower shall, upon demand by Lender, pay to Lender any amounts that would have been required to compensate Lender for any additional losses, costs or expenses that Lender would have incurred as a result of the Prepayment as if Lender had actually borrowed funds to lend to Borrower under the Facility in an amount equal to the amount of the Prepayment at a LIBO rate on the first day of the most recently-commenced interest period applicable to the Prepayment."

10.  Representations and Warranties. The Parties hereby amend and modify the
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     "Representations and Warranties" section of the Credit Agreement by deleting clause (e) thereof in its entirety, and replacing it with the following: "The consolidated balance sheet of Borrower and its subsidiaries at December 31, 2000, and the related consolidated statements of income and cash flows of Borrower and its subsidiaries for the fiscal year then ended, accompanied by an opinion of Arthur Andersen LLP, independent public accountants, and the consolidated balance sheet of Borrower and its subsidiaries at June 30, 2001, and the related consolidated statements of income and cash flows of Borrower and its subsidiaries for the six months then ended, fairly present, subject, in the case of said balance sheets at June 30, 2001, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the consolidated financial condition of Borrower and its subsidiaries at such dates and the consolidated results of the operations of Borrower and its subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied."

11.  Additional Covenants.
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     (c)  The Parties hereby amend and modify the "Additional Covenants" section of the Credit Agreement by deleting clause (a) thereof in its entirety, and replacing it with the following: "Borrower agrees to repay immediately or at such other time as shall be agreeable to Lender, all borrowings hereunder, and shall agree not to make additional borrowings hereunder, if Borrower shall receive written notification from Verizon stating that Verizon reasonably believes that continuing to act (through Lender) as Lender hereunder in accordance with the terms hereof would be contrary to any rule, regulation, order or requirement applicable to Verizon of or by a court or regulatory agency of competent jurisdiction and Lender provides Borrower with an opinion of outside legal counsel that regularly practices before such court or regulatory agency stating that, in the opinion of such legal counsel, Verizon's belief in such regard is reasonable under the circumstances; until such time as either (I) Lender shall notify Borrower that Verizon no longer maintains such belief or (II) the Facility shall have been amended by mutual consent of Lender and Borrower and following such amendment, Lender shall notify Borrower that Verizon no longer maintains such belief."

     (d) The Parties hereby amend and modify the "Additional Covenants" section of the Credit Agreement by inserting the following sentence at the end of clause (b) thereof: "Notwithstanding the foregoing, this additional covenant shall not be deemed to apply to any capital markets transaction which is supported, directly or indirectly, by a letter of credit issued pursuant to the terms of the Five-Year Agreement."

10.  Effectiveness. This Third Amendment shall become effective immediately upon
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     execution and delivery by Lender and the receipt by Lender of (a) a copy of this Third Amendment duly executed and delivered by Borrower, (b) a duly executed Master Promissory Note evidencing the amendments to the Credit Agreement referenced herein, and (c) copies of the documentation described under the "Documentation" section of the Credit Agreement as modified to reflect the amendments to the Credit Agreement referenced herein.

11.  Miscellaneous. This Third Amendment shall inure to the benefit of and be
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     binding upon the Parties, their successors and assigns. This Third
     Amendment may be executed in one or more counterparts, all of which shall be one and the same agreement. Irrespective of the place of performance, this Third

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     Amendment shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without reference to its conflicts of law principles. This Third Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous oral and written communications with respect hereto; provided, however, that it is the intent of the parties that this Third Amendment shall amend only the sections of the Credit Agreement specifically referred to herein. Except as otherwise specifically provided herein, all other sections of and Schedules and Exhibits to the Credit Agreement shall be unaffected hereby and shall remain in full force and effect according to their terms. The Credit Agreement and this Third Amendment shall be read and construed as one document.

     In witness whereof, the Parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       GENUITY INC.


                                       By:    /s/ Daniel P. O'Brien
                                          --------------------------------------

                                       Name:  Daniel P. O'Brien

                                       Title: Executive Vice President and

                                              Chief Financial Officer


                                       VERIZON INVESTMENTS INC.



                                       By:    /s/ Janet M. Garrity
                                          --------------------------------------

                                       Name:  Janet M. Garrity

                                       Title: President and Treasurer